EXHIBIT 21.1
CARRIAGE SERVICES, INC.
SUBSIDIARIES AS OF DECEMBER 31, 2022

NAME	JURISDICTION OF INCORPORATION
Carriage Services, Inc.	Delaware
Carriage Funeral Holdings, Inc.	Delaware
CFS Funeral Services, Inc.	Delaware
Carriage Holding Company, Inc.	Delaware
Carriage Funeral Services of Michigan, Inc.	Michigan
Carriage Funeral Services of Kentucky, Inc.	Kentucky
Carriage Funeral Services of California, Inc.	California
Carriage Cemetery Services of Idaho, Inc.	Idaho
Wilson & Kratzer Mortuaries	California
Rolling Hills Memorial Park	California
Carriage Services of Connecticut, Inc.	Connecticut
CSI Funeral Services of Massachusetts, Inc.	Massachusetts
CHC Insurance Agency of Ohio, Inc.	Ohio
Carriage Services of New Mexico, Inc.	New Mexico
Forastiere Family Funeral Service, Inc.	Massachusetts
Carriage Cemetery Services, Inc.	Texas
Carriage Services of Oklahoma, LLC	Oklahoma
Carriage Services of Nevada, Inc.	Nevada
Hubbard Funeral Home, Inc.	Maryland
Carriage Team California (Cemetery), LLC	Delaware
Carriage Team California (Funeral), LLC	Delaware
Carriage Team Florida (Cemetery), LLC	Delaware
Carriage Team Florida (Funeral), LLC	Delaware
Carriage Services of Ohio, LLC	Delaware
Carriage Team Kansas, LLC	Delaware
Carriage Municipal Cemetery Services of Nevada, Inc.	Nevada
Carriage Cemetery Services of California, Inc.	California
Carriage Insurance Agency of Massachusetts, Inc.	Massachusetts
Carriage Management, Inc.	Delaware
Cochrane’s Chapel of the Roses, Inc.	California
Horizon Cremation Society, Inc.	California
Carriage Life Events, Inc.	Delaware
Carriage Pennsylvania Holdings, Inc.	Delaware
Carriage Funeral Management, Inc.	Delaware
Carriage Florida Holdings, Inc.	Delaware
Cloverdale Park, Inc.	Idaho
Cataudella Funeral Home, Inc.	Massachusetts
Carriage Services Investment Advisors, Inc.	Delaware
PNCA, Inc.	Delaware
Carriage Operations, Inc.	Delaware
Carriage Services of Tennessee, Inc.	Delaware
Carriage Services of Louisiana, Inc.	Louisiana
Calvary Memorial Park, Inc.	Virginia
Fairfax Memorial Funeral Home, LLC	Virginia